UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) - December 12, 2006

UPSNAP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50560	20-0118697
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Jackson Street, Suite 203, P.O. Box 2399, Davidson, North Carolina	28036
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code - 704-895-4121

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Comment

This Form 8-K reports on the issuance of an options award.

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 12, 2006, the Company awarded options to Paul C. Schmidt, Chief Financial Officer of the Company, under the 2006 Omnibus Stock and Incentive Plan (“Plan”) adopted by the Board of Directors of UpSnap, Inc., a Nevada corporation (“Company”), on November 2, 2006 (disclosed in the 8-K filed November 6, 2006), subject to approval within 12 months by the Company’s shareholders. If the shareholders do not so approve the Plan, it will be cancelled and any options granted prior to such date will terminate.

The award granted Mr. Schmidt options to purchase 300,000 shares of the Company’s common stock at $0.635 (the average of the closing bid and the asked price on the OTCBB on the grant date) with 25% vesting as of the grant date of December 12, 2006, and the balance vesting in three annual increments on a “cliff vesting” basis. The form of award is otherwise in accordance with the form of Stock Option Agreement filed with the Form 8-K filed November 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPSNAP, INC.

/s/ Tony Philipp
By: Tony Philipp
Chairman and Chief Executive Officer

Date: December 12, 2006